                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                  VAXGEN, INC.





                                 JUNE 8, 1999

                               TABLE OF CONTENTS


                                                                                             PAGE
ARTICLE 1         OFFICES..................................................................    2

        1.1    Business Office.............................................................    2

        1.2    Registered Office...........................................................    2

ARTICLE 2         STOCKHOLDERS.............................................................    2

        2.1    Annual Meetings.............................................................    2

        2.2    Business Conducted at Annual Meeting........................................    2

        2.3    Special Meetings............................................................    4

        2.4    Notice of Meetings..........................................................    4

        2.5    Form of Notice..............................................................    4

        2.6    Waiver of Notice............................................................    4

        2.7    Quorum and Adjourned Meetings...............................................    5

        2.8    Proxies.....................................................................    5

        2.9    Voting Record...............................................................    5

        2.10   Conduct of Meetings.........................................................    6

        2.11   Voting of Shares............................................................    6

        2.12   Inspectors of Election......................................................    6

        2.13   Record Date.................................................................    7

ARTICLE 3         BOARD OF DIRECTORS.......................................................    7

        3.1    General Powers..............................................................    7

        3.2    Number......................................................................    7

        3.3    Tenure and Qualifications...................................................    7

        3.4    Vacancies...................................................................    7

        3.5    Resignation.................................................................    8

        3.6    Removal of Directors........................................................    8

        3.7    Director Compensation.......................................................    8

        3.8    Committees of Directors.....................................................    8

        3.9    Committee Minutes...........................................................    9

        3.10   Meetings and Actions of Committees..........................................    9

ARTICLE 4         BOARD MEETINGS...........................................................    9

        4.1    Annual and Regular Meetings.................................................    9


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                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                             PAGE
        4.2    Special Meetings............................................................    9

        4.3    Notice of Special Meetings..................................................    9

ARTICLE 5         ACTIONS AT BOARD MEETINGS................................................   10

        5.1    Business Considered.........................................................   10

        5.2    Quorum and Voting...........................................................   10

        5.3    Presumption of Assent.......................................................   10

        5.4    Actions by Written Consent..................................................   11

        5.5    Meetings by Conference Telephone............................................   11

ARTICLE 6         OFFICERS.................................................................   11

        6.1    Officers Designated.........................................................   11

        6.2    Appointment and Term of Office..............................................   11

        6.3    Designations................................................................   11

        6.4    Chairman....................................................................   11

        6.5    President...................................................................   12

        6.6    Vice Presidents.............................................................   12

        6.7    Secretary...................................................................   12

        6.8    Treasurer...................................................................   12

ARTICLE 7         CONDUCT OF CORPORATE BUSINESS............................................   12

        7.1    Contracts...................................................................   12

        7.2    Banking Matters.............................................................   12

        7.3    Copies of Resolutions.......................................................   13

ARTICLE 8         STOCK CERTIFICATES.......................................................   13

        8.1    Issuance of Shares..........................................................   13

        8.2    Certificates of Stock.......................................................   13

        8.3    Stock Records...............................................................   13

        8.4    Restrictions on Transfer....................................................   13

        8.5    Transfers...................................................................   14

ARTICLE 9         INDEMNIFICATION..........................................................   14

        9.1    Third Party Actions.........................................................   14

        9.2    Actions by or in the Right of the Corporation...............................   14
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
        9.3    Successful Defense..........................................................   15

        9.4    Determination of Conduct....................................................   15

        9.5    Payment of Expenses in Advance..............................................   15

        9.6    Indemnity not Exclusive; Effect of Indemnification Agreements...............   16

        9.7    Insurance Indemnification...................................................   16

        9.8    The Corporation.............................................................   16

        9.9    Employee Benefit Plans......................................................   16

        9.10   Indemnity Fund..............................................................   16

        9.11   Indemnification of Other Persons............................................   17

        9.12   Savings Clause..............................................................   17

        9.13   Continuation of Indemnification and Advancement of Expenses.................   17

ARTICLE 10        AMENDMENT................................................................   17


                           AMENDED AND RESTATED BYLAWS

                                       OF

                                  VAXGEN, INC.


                                    Article 1

                                     OFFICES

        1.1 BUSINESS OFFICE. The principal office of the corporation may be located at any place either within or outside the state of Delaware. The corporation may have, either within or outside the state of Delaware, its principal office and such other offices as its Board of Directors may designate or as the business of the corporation may require from time to time.

        1.2 REGISTERED OFFICE. The registered office of the corporation shall be located within the state of Delaware. It may, but need not, be identical with the principal office of the corporation if located in the state of Delaware. The registered agent shall have a business office identical with such registered office. The registered agent and location of the registered office may each be changed from time to time. Such a change will be effective upon filing of a certificate of the same as required by the Delaware General Corporation Law.

                                    Article 2

                                  Stockholders

        2.1 ANNUAL MEETINGS. The annual meeting of the stockholders of this corporation, for the purpose of election of directors and such other business as may come before it, shall be at the date, time and place determined by the Board of Directors. In the event a date fixed for the annual meeting is a legal holiday in the state of Delaware, the meeting shall be held at the same hour and place on the next succeeding day not a holiday.

        2.2 BUSINESS CONDUCTED AT ANNUAL MEETING.

               (a) At an annual meeting of stockholders, an item of business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the meeting (i) by, or at the direction of, the Board of directors, or (ii) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section 2.2. This Section 2.2 shall not apply to matters of procedure that, pursuant to Section 2.10 of these Bylaws, are subject to the authority of the chairman of the meeting.

               (b) For an item of business or proposal to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal office of the corporation (a) not less than one hundred twenty (120) days prior to the first anniversary of the date that the corporation's proxy statement was first released to stockholders in connection with the previous year's annual meeting; (b) a reasonable time before the corporation begins to print and mail its proxy materials if the date of the current year's annual meeting has been changed by more than thirty (30) days from the date of the previous year's meeting; or (c) not more than seven (7) days following the mailing to stockholders of the notice of annual meeting with respect to the current year's annual meeting, if the corporation did not release a proxy statement to stockholders in connection with the previous year's annual meeting, or if no annual meeting was held during such year.

               (c) A stockholder's notice to the Secretary under Section 2.2(b) shall set forth, as to each item of business or proposal the stockholder intends to bring before the meeting (i) a brief description of the item of business or proposal and the reasons for bringing it before the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder and of any other stockholders that the stockholder knows or anticipates will support the item of business or proposal, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the stockholder and by any such other stockholders, and (iv) any financial interest of the stockholder or any such other stockholders in such item of business or proposal.

               (d) The Board of Directors, or a designated committee thereof, may reject a stockholder's notice that is not timely given in accordance with the terms of Section 2.2(b). If the Board of Directors, or a designated committee thereof, determines that the information provided in a timely stockholder's notice does not satisfy the requirements of Section 2.2(c) in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of Section 2.2(c) in any material respect, then the Board of Directors or such committee may reject the stockholder's notice.

               (e) Notwithstanding the procedures set forth in Section 2.2(d), if a stockholder desires to bring an item of business or proposal before an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the stockholder has complied with the procedures set forth in this Section 2.2 in connection with such item of business or proposal, then the chairman of the meeting shall determine and declare at the meeting whether the stockholder has so complied. If the chairman determines that the stockholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the stockholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the stockholder has not so complied and the item of business or proposal shall not be brought before the meeting.

        This Section 2.2 shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no item of business may be conducted, and no proposal may be considered and acted upon, unless there has been compliance with the procedures set forth in this
Section 2.2 in connection therewith.

        2.3 SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time and for any purpose by the Chairman, President or the Board of Directors. Pursuant to Article 6 of the corporation, stockholders of the corporation do not have the right to call special meetings of stockholders. No business shall be transacted at any special meeting of stockholders except as is specified in the notice calling for the meeting. The date, time and place of a special meeting shall be determined by the person or group convening the meeting.

        2.4 NOTICE OF MEETINGS. Written notice of annual or special meetings of stockholders, stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Secretary to each stockholder of record entitled to vote at the meeting. Notice of a meeting to act on (a) a plan of merger or consolidation or (b) a proposed sale, exchange or other disposition of all or substantially all of the assets of the corporation other than in the usual or regular course of business shall be given not less than 20 days nor more than 60 days before the meeting date. Notice of any other meeting shall be given not less than 10 nor more than 60 days prior to the meeting date.

        2.5 FORM OF NOTICE. Notice may be transmitted by mail, private carrier, personal delivery, telegraph, teletype, or communications equipment which transmits a facsimile of the notice to like equipment which receives and reproduces the notice. If mailed, such notice shall be deemed effective when deposited in the United States mail, with first-class postage prepaid, addressed to the stockholder at such stockholder's address as it appears on the stock transfer records of the corporation. Notice given in any other manner shall be deemed effective when dispatched to the stockholder's address, telephone number or other number appearing on the records of the corporation.

        2.6 WAIVER OF NOTICE. Any required notice of the date, time, place or purpose of a meeting may be waived by a stockholder if done in writing and signed by the stockholder, either before or after the meeting. A stockholder's attendance at the meeting, in person or by proxy, (a) waives all required notice of date, time and place of the meeting unless at the beginning of the meeting the stockholder objects to holding or transacting business at the meeting, and
(b) waives any required notice of the purpose of the meeting unless at the time a particular matter not within the purpose or purposes of the meeting stated in the notice is first considered the stockholder objects to consideration of the matter. Any stockholder so waiving notice shall be bound by the proceedings of the meeting in all respects as if due notice of the meeting had been given.

        2.7 QUORUM AND ADJOURNED MEETINGS. A majority of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Certificate of Incorporation or Delaware General Corporation Law, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of stockholders. A majority of the shares represented at a meeting, even if less than a quorum, may adjourn the meeting from time to time without further notice. In the case of any meeting of stockholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of shares represented at the third convening of such meeting shall not be less than one-third of the shares entitled to vote. At such reconvened meeting at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally called. Once a share is represented for any purpose at a meeting, other than solely to object to holding or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment of it (unless a new record date is or must be set for the adjourned meeting), notwithstanding the withdrawal from the meeting of the person through whom the share was represented.

        2.8 PROXIES. At all meetings of stockholders, a stockholder may vote in person or by proxy. A stockholder may appoint a proxy by signing an appointment form. An appointment form shall be deemed signed if the stockholder's name is placed on the form (whether by manual signature, typewriting, facsimile transmission or otherwise) by the stockholder or his or her attorney-in-fact or agent. An appointment shall cease to be valid three years after it is made unless otherwise provided in the appointment form. Unless by its terms it is stated to be irrevocable, an appointment is deemed revoked by (a) action of the stockholder revoking the appointment or making a subsequent appointment in the same manner required for the original appointment, (b) presence of and voting by the stockholder at the meeting for which a proxy had been appointed, or (c) notice to the corporation of the death or disability of the stockholder making the appointment. Appointment or revocation of a proxy shall be effective from and after the time of the appointment or revocation form, or notice of the presence and voting or death or disability of the stockholder, is received by the Secretary of the corporation or other officer or agent authorized to tabulate votes. A proxy appointed for a specified meeting may vote throughout that meeting, even if the meeting is reconvened one or more times, until final adjournment of the meeting.

        2.9 VOTING RECORD. After fixing a record date for a stockholders' meeting, the corporation shall prepare an alphabetical list of the names of all stockholders on the record date who are entitled to notice of the stockholders' meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each stockholder. A stockholder, stockholder's agent, or a stockholder's attorney may inspect the stockholder's list, beginning 10 days prior to the stockholders' meeting and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. Inspection must occur during regular business hours and will be at the stockholder's expense. The stockholders' list shall be kept open for inspection during the meeting and any adjournment.

        2.10 CONDUCT OF MEETINGS. Meetings of stockholders shall be conducted pursuant to such rules and procedures as may be established from time to time by or at the direction of the Board of Directors. These rules and procedures may be established either prior to or during a meeting, and, subject to Section 2.2, may encompass such matters as form and prior submission requirements for stockholder proposals, nominations of Directors and rules of order for meetings themselves. The Chairman or, in his or her absence, such other person as may have been or be designated by the Chairman or the Board, shall be the chairman of the meeting. Except as otherwise provided by the Board, the chairman of the meeting shall be conclusively deemed to be acting at the direction of the Board when establishing rules and procedures for or at a meeting.

        2.11 VOTING OF SHARES. Except as otherwise provided in the Certificate of Incorporation, each outstanding share entitled to vote with respect to a matter submitted to a meeting of stockholders shall be entitled to one vote upon such matter. If a quorum exists, action on a matter is approved by a voting group of stockholders if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Certificate of Incorporation or the Delaware General Corporation Law require a greater number of affirmative votes.

        2.12 INSPECTORS OF ELECTION. Either before or during any stockholders' meeting, the Board or chairman of the meeting may, and on request of any stockholder the chairman of the meeting shall, appoint one or more persons who are not nominees for office to act as voting proctors and, if there is to be an election, inspectors of election at the meeting. Alternate proctors may be appointed by the chairman of the meeting to fill vacancies occurring from failures or refusals to serve or as otherwise may be required. The duties of proctors are to:

                (a) determine the number of shares outstanding in each class or group, the voting rights of each class or group of shares, the shares represented at the meeting, the existence of a quorum, the authenticity and validity of proxy appointments, and the authority of each proxy;

                (b) hear and determine all challenges and issues relating to voting rights;

                (c) determine when polls should close and voting cease;

                (d) receive, count and tabulate all ballots or votes otherwise properly cast;

                (e) determine the result or results of the voting; and

                (f) otherwise take such actions as will reasonably assure the fairness to all stockholders of the election or other vote.

        2.13 RECORD DATE. The Board of Directors may fix in advance a record date for purposes of determining stockholders (a) entitled to (i) notice of or to vote at any meeting or adjourned and reconvened meeting of stockholders or
(ii) receive payment of any dividend or other distribution, or (b) for any other purpose. Such a record date shall not be more than 60 or less than 10 days prior to the day on which the particular action requiring such determination of stockholders is to be taken. If the record date is not otherwise fixed, it shall be (x) the day before the date on which notice of the meeting is mailed in the case of determining stockholders entitled to notice of or to vote at a meeting of stockholders, or (y) the date on which a resolution of the Board of Directors declaring a dividend or other distribution is adopted in the case of determining stockholders entitled to receive payment of a distribution. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 2.12, such determination shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

                                    Article 3

                               BOARD OF DIRECTORS

        3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority, and the business and affairs of the corporation shall be managed under the direction, of the Board of Directors, except as limited by the Certificate of Incorporation.

        3.2 NUMBER. The number of Directors of the corporation shall be seven. That number may be increased or decreased from time to time by resolution of the Board of Directors. A decrease shall not shorten the term of any incumbent Director.

        3.3 TENURE AND QUALIFICATIONS. Despite the expiration of a Director's term, each Director shall continue to serve until the Director's successor has been elected and qualified or until there is a decrease in the number of Directors. Directors need not be residents of the state of Delaware or stockholders of the corporation.

        3.4 VACANCIES. In case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the vacancy may be filled by the Board of Directors, a majority of the remaining Directors (if they do not constitute a quorum) or the stockholders. A Director elected to fill a vacancy shall hold office for the remainder of the term of the previously vacant position.


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

        3.5 RESIGNATION. A Director may resign at any time by delivering written notice to the Board of Directors, Chairman, President or Secretary. A resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

        3.6 REMOVAL OF DIRECTORS. At a meeting of stockholders called expressly for that purpose, the entire Board of Directors, or any member of the Board, may be removed prior to expiration of the Director's or Directors' terms.

        3.7 DIRECTOR COMPENSATION. Directors may be paid their expenses, if any, of attendance at meetings of the Board. In addition, Directors may be compensated in such manner as the Board deems appropriate for attendance at meetings of the Board and other service as Directors. Such compensation shall not preclude any Director from serving the corporation in any other capacity and receiving compensation for doing so.

        3.8 COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the Bylaws of the corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

        3.9 COMMITTEE MINUTES. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        3.10 MEETINGS AND ACTIONS OF COMMITTEES. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article 4 of these Bylaws, with such changes in the context of that Article as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                    Article 4

                                 BOARD MEETINGS

        4.1 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual stockholders' meeting, unless another place or time has been previously determined by the Directors. Notice of the annual meeting of the Board shall not be necessary. By resolution, the Board, or any committee of the Board, may specify the time and place either within or outside the state of Delaware for holding its regular meetings. Other than for the resolution, notice of such regular meetings shall not be required.

        4.2 SPECIAL MEETINGS. Special meetings of the Board, or any committee of the Board, may be called at any time by or at the request of the Chairman, President or Secretary. In addition, in the case of a special Board meeting, any two Directors may call a meeting, and in the case of a committee, any member of the committee may call a meeting.

        4.3 NOTICE OF SPECIAL MEETINGS. Notice of the date, time and place of a special meeting may be given orally and shall be given by or on behalf of the Secretary or other person or persons calling the meeting. Neither the business to be transacted at nor the purpose of the meeting need be specified in the notice. If notice to a Director is delivered or given by:

                (a) personal delivery, the notice will be effective if delivered to the Director at least 48 hours before the meeting;

                (b) mail, the notice will be effective if deposited in the official governmental least five days before the meeting, addressed to the Director at his or her address on the records of the corporation, with postage prepaid;

                (c) private carrier, the notice will be effective if dispatched to the Director at his or her address shown on the records of the corporation so as to be delivered there at least 48 hours before the meeting;

                (d) wire or wireless equipment which transmits a facsimile of the notice, the notice will be effective if dispatched to the Director at least 48 hours before the meeting at his or her facsimile number appearing on the records of the corporation or otherwise known to the sender;

                (e) telegraph, the notice will be effective if its contents are delivered to the telegraph company at least 72 hours before the meeting with instructions for immediate delivery to the Director at his or her address shown on the records of the corporation; and

                (f) oral communication, the notice will be effective if personally communicated to the Director at least 48 hours before the meeting.

                                    Article 5

                            ACTIONS AT BOARD MEETINGS

        5.1 BUSINESS CONSIDERED. At any meeting of the Board of Directors, any and all business may be transacted and the Board may exercise any or all of its powers.

        5.2 QUORUM AND VOTING. A majority of the number of Directors specified in Section 3.2 of these Bylaws shall constitute a quorum. A lesser number may adjourn any meeting from time to time until a quorum is obtained. Notice or further notice of the meeting need not be given. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present at the meeting is the act of the Board of Directors.

        5.3 PRESUMPTION OF ASSENT. A Director of the corporation who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

                (a) The Director objects at the beginning of the meeting, or promptly upon the Director's arrival, to holding or transacting business at the meeting;

                (b) The Director's dissent or abstention from the action taken is entered in the minutes of the meeting; or

                (c) The Director delivers written notice of the Director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation within a reasonable time after adjournment of the meeting.

        The right of dissent or abstention is not available to a Director who votes in favor of the action taken.


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

        5.4 ACTIONS BY WRITTEN CONSENT. Any corporate action required or permitted by the Certificate of Incorporation, Bylaws, or Delaware General Corporation Law to be voted upon or approved at a duly called meeting of the Directors or committee of Directors may be accomplished without a meeting if one or more unanimous written consents of the respective directors, setting forth the actions so taken, shall be signed, either before or after the action taken, by all the Directors or committee members, as the case may be. Action taken by unanimous written consent is effective when the last Director or committee member signs the consent, unless the consent specifies a later effective date.

        5.5 MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or a committee of Directors may participate in their respective meetings by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at such meeting.

                                    Article 6

                                    OFFICERS

        6.1 OFFICERS DESIGNATED. The officers of the corporation shall be a President, one or more Vice Presidents (their number, titles, designations and relative authority to be as determined by the Directors), Secretary and Treasurer, each of whom shall be appointed by the Board. There also shall be a Chairman of the Board, appointed by the Board, who may be an officer if the Board so determines. Each of these officers, including the Chairman even if not an officer, and the Board may appoint additional officers or assistant officers. Any two or more offices may be held by the same person. Subject to the limitations of the Delaware General Corporation Law and the provisions of these Bylaws, the corporation's officers and assistant officers shall have the rights, designations, responsibilities and authority and perform the duties prescribed by the Board or other authority appointing them.

        6.2 APPOINTMENT AND TERM OF OFFICE. Each of the officers designated in the first sentence of Section 6.1 of the Bylaws and the Chairman shall be appointed annually by the Board at its annual meeting. Other officers and assistant officers shall hold office until their respective appointments are terminated by the authority appointing them. In any case, an officer shall continue to serve until his or her successor has been appointed or service is otherwise terminated.

        6.3 DESIGNATIONS. In addition to the rifles and duties set forth below, the Board may designate one or more of the officers whom it appoints as the corporation's chief executive officer, chief operating officer and chief financial officer, with such additional duties as are customary for these positions or may be prescribed by the Board.

        6.4 CHAIRMAN. The Chairman must be a member of the Board. He or she may preside at meetings of the Directors and stockholders and shall report to and


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consult with the Board. The Chairman shall have such other authority and duties as the Board may prescribe from time to time.

        6.5 PRESIDENT. Subject to the control of the Board of Directors, the President shall in general direct, supervise, have responsibility for and control all of the business and affairs of the corporation. Unless the Board determines otherwise, the President will be the chief executive officer of the corporation. In the absence or with the approval of the Chairman, the President may preside at meetings of the stockholders and, if a member, the Board.

        6.6 VICE PRESIDENTS. In the absence of the President or his or her inability to act, the Vice President shall have and may exercise the authority of the President, except as limited or otherwise changed by the Board. In the event there is more than one Vice President, they shall have and may exercise in such circumstances such authority of the President as has been allocated to them by the Board.

        6.7 SECRETARY. The Secretary shall supervise and otherwise have responsibility for (a) keeping minutes of meetings of stockholders, Directors and committees of Directors; (b) providing all notices to stockholders and Directors which are required by the Certificate of Incorporation, Bylaws or Delaware General Corporation Law; (c) custody of corporate records and the seal of the corporation, if any; (d) keeping a register of the address of each stockholder as furnished by the stockholders; and (e) execution and delivery of certificates for shares of the corporation and other documents and records respecting share ownership and transfer.

        6.8 TREASURER. Subject to control and direction of the Board and President, the Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, including their receipt and disbursement.

                                    Article 7

                          CONDUCT OF CORPORATE BUSINESS

        7.1 CONTRACTS. The Board by resolution may authorize any one or more officers or agents to enter into contracts and execute and deliver documents and instruments for and on behalf and in the name of the corporation. Loans shall not be contracted on behalf of the corporation and evidences of indebtedness shall not be issued in its name unless authorized by resolution of the Board. The authority granted by the Board in these circumstances may be general or confined to specific instances.

        7.2 BANKING MATTERS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation and in such manner as is from time to time determined by resolution of the Board. Funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board by resolution may


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select. The determinations and selections by the Board in these circumstances may be general or confined to specific instances.

        7.3 COPIES OF RESOLUTIONS. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Directors, committee of the Directors or stockholders when certified by or at the direction of the President or Secretary.

                                    Article 8

                               STOCK CERTIFICATES

        8.1 ISSUANCE OF SHARES. No shares of the corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued, the consideration to be received for each share, and, if the consideration is in a form other than cash, the determination of the value of the consideration.

        8.2 CERTIFICATES OF STOCK. All shares of the corporation shall be represented by certificates in such form, not inconsistent with the Certificate of Incorporation, as the Board of Directors may from time to time prescribe. Certificates of stock shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the Chairman, the President or a Vice President, attested to by the Secretary or an Assistant Secretary, and sealed with the corporate seal, if any. If any certificate is manually signed by a transfer agent or a transfer clerk and by a registrar, the signatures of the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon that certificate may be facsimiles that are engraved or printed. If any person who has signed or whose facsimile signature has been placed on a certificate no longer is an officer when the certificate is issued, the certificate may nevertheless be issued with the same effect as if the person were still an officer at the time of its issue.

        8.3 STOCK RECORDS. The corporation or its agent shall maintain at the registered office or principal office of the corporation, or at the office of the transfer agent or registrar of the corporation, if one be designated by the Board of Directors, a record of its stockholders, in a form that permits preparation of a list of the names and addresses of all stockholders in alphabetical order by class of shares showing the number and class of shares held by each. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

        8.4 RESTRICTIONS ON TRANSFER. The Board of Directors shall have the authority to issue shares of the capital stock of this corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.


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        8.5 TRANSFERS. Shares of stock may be transferred by delivery of the certificates therefor, accompanied by:

                (a) an assignment in writing on the back of the certificate, or an assignment separate from certificate, or a written power of attorney to sell, assign, and transfer the same, signed by the record holder of the certificate; and

                (b) such additional documents, instruments, and other items of evidence as may be reasonably necessary to satisfy the requirements of any transfer restrictions applicable to such shares, whether arising under applicable securities or other laws, or by contract, or otherwise.

        Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the corporation until the outstanding certificate therefor has been surrendered to the corporation. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms (including indemnity to the corporation) as the Board of Directors may prescribe.

                                    Article 9

                                 INDEMNIFICATION

        9.1 THIRD PARTY ACTIONS. Subject to the provisions of this Article 9, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        9.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the provisions of this Article 9, the corporation shall indemnify any person who was or is a party or is


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threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this
Article 9, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

        9.3 SUCCESSFUL DEFENSE. To the extent that a director, officer or employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 9.1 and 9.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

        9.4 DETERMINATION OF CONDUCT. Any indemnification under Sections 9.1 and
9.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer or employee is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 9.1 and 9.2. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer or employee of the corporation shall be entitled to contest any determination that the director, officer or employee has not met the applicable standard of conduct set forth in Sections 9.1 and 9.2 by petitioning a court of competent jurisdiction.

        9.5 PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to Section 9.1 or 9.2, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article 9.


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        9.6 INDEMNITY NOT EXCLUSIVE; EFFECT OF INDEMNIFICATION AGREEMENTS. The
provisions of a written indemnification agreement between the corporation and any person subject to indemnity under this Article 9 shall control over the provisions of this Article 9, which shall not apply to the corporation and the person subject to indemnity under the written agreement. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        9.7 INSURANCE INDEMNIFICATION. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation, as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
Article 9.

        9.8 THE CORPORATION. For purposes of this Article 9, references to the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 9 (including, without limitation, the provisions of Section 9.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        9.9 EMPLOYEE BENEFIT PLANS. For purposes of this Article 9, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 9.

        9.10 INDEMNITY FUND. Upon resolution passed by the Board, the corporation may establish a trust or other designated account, grant a security interest or use other means (including, without limitation, a letter of credit), to ensure the payment of certain


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

of its obligations arising under this Article 9 and/or agreements which may be entered into between the corporation and its officers and directors from time to time.

        9.11 INDEMNIFICATION OF OTHER PERSONS. The provisions of this Article 9 shall not be deemed to preclude the indemnification of any person who is not a director or officer of the corporation or is not serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, but whom the corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware or otherwise. The corporation may, in its sole discretion, indemnify an employee, trustee or other agent as permitted by the General Corporation Law of the State of Delaware. The corporation shall indemnify an employee, trustee or other agent where required by law.

        9.12 SAVINGS CLAUSE. If this Article 9 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person entitled to indemnification hereunder against expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

        9.13 CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   Article 10

                                    AMENDMENT

        Except for Article 9 and this Article 10 of the Bylaws, both the Board of Directors and the stockholders are authorized to amend or repeal these Bylaws, or adopt new Bylaws to the extent such amendment, repeal or adoption is not inconsistent with the Delaware General Corporation Law or the corporation's Certificate of Incorporation. Articles 10 and 11 of the Bylaws may be amended or repealed only by the stockholders.

        I HEREBY CERTIFY that the preceding Amended and Restated Bylaws were adopted by the Board of Directors of the corporation on June 8, 1999.


                                             /s/ RALPH M. PAIS
                                            -------------------------------
                                            Ralph M. Pais, Secretary


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